Calculation of Filing Fee Tables
Form S-3
(Form Type)
SilverBow Resources, Inc.
SilverBow Resources Operating, LLC
(Exact Name of Registrants as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share(1)	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Other	Depositary Shares	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Other	Warrants	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Debt	Guarantees of Debt Securities	Rule 457(o)	(2)	(3)	(4)
Fees to Be Paid	Unallocated (Universal) Shelf	(2)	Rule 457(o)	$500,000,000(2)	(3)	$500,000,000(4)	0.00011020	$55,100.00
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share, offered by the selling stockholder	Rule 457(a)	4,112,540	$22.92(5)	$94,259,416.80(5)	0.00011020	$10,387.39
Fees Previously Paid		N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share, offered by the selling stockholder (6)	Rule 415(a)(6)	4,112,540	$22.92(5)	$94,259,416.80(5)	0.00011020	$10,387.39	S-3	333-238778	May 29, 2020	$26,608.67
Carry Forward Securities	Unallocated (Universal) Shelf	(7)	Rule 415(a)(6)	(4)		$210,000,000	0.00011020	$23,142.00	S-3	333-238778	May 29, 2020	$28,975.00
	Total Offering Amounts					$594,259,416.80		$65,487.39

Total Fees Previously Paid	$33,529.39
Total Fee Offsets	—
Net Fee Due	$31,958.00

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock being registered hereunder include an indeterminate number of shares that may be issued in connection with shares splits, share dividends, recapitalizations or similar events.
(2)The amount to be registered consists of up to $500,000,000 of an indeterminate amount of debt securities and related guarantees, common stock, preferred stock, depositary shares and/or warrants. There is also being registered hereunder such currently indeterminate number of shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities, preferred stock, depositary shares and/or warrants registered hereby. Any securities registered hereunder may be sold separately or with the other securities registered hereunder.
(3)The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2(A)(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.
(4)Estimated pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000. No separate consideration will be received for common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby.
(5)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on May 8, 2023 as reported on the New York Stock Exchange.
(6)Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 4,112,540 unsold shares of common stock registered for sale by the selling stockholder (the “Secondary Unsold Securities”), registered under the registrant’s Registration Statement on Form S-3, dated May 29, 2020, File No. 333-238778 (as amended, the “2020 Registration Statement), which securities remain unsold as of the date of this registration statement. The 2020 Registration Statement included 7,422,178 unsold shares of common stock registered for sale by the selling stockholders that were previously registered by the Registrant on the Registration Statement on Form S-3, dated March 17, 2017, File No. 333-216782 (as amended, the “2017 Registration Statement”), that were carried forward to the 2020 Registration Statement pursuant to Rule 415(a)(6). The Registrant is carrying forward to this Registration Statement 4,112,540 Secondary Unsold Securities that were initially registered under the 2017 Registration Statement, carried forward to the 2020 Registration Statement pursuant to Rule 415(a)(6) and remain unsold. The Registrant previously paid a filing fee of $26,608.67 with respect to the Secondary Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2017 Registration Statement). Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Secondary Unsold Securities registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Secondary Unsold Securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(7)Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $210,000,000 in aggregate offering price of securities that remain unsold pursuant to the 2020 Registration Statement (the “Unallocated Shelf Securities”). The 2020 Registration Statement included $250,000,000 in aggregate offering price of securities that were previously registered by the Registrant on the 2017 Registration Statement, that were carried forward pursuant to Rule 415(a)(6). The Registrant is carrying forward to this Registration Statement $210,000,000 in aggregate offering price of securities that were initially registered under the 2017 Registration statement and carried forward to the 2020 Registration Statement pursuant to Rule 415(a)(6) and remain unsold. The Registrant previously paid a filing fee of $28,975.00 with respect to the Unallocated Shelf Securities. Accordingly, there is no registration fee due in connection with the proposed maximum offering price of such Unallocated Shelf Securities registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unallocated Securities registered under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.